UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 28, 2021

SCWORX CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-37899	47-5412331
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

590 Madison Avenue, 21st Floor

New York, New York 10022

(Address of Principal Executive Offices)

(844) 472-9679

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	WORX	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02, Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On May 28, 2021, the Board of Directors of SCWorx, Corp., a Delaware corporation (the “Company”), appointed Timothy A. Hannibal, our President and Chief Operating Officer, Chief Executive Officer of the Company.

In his new role as Chief Executive Officer, Mr. Hannibal will report to our Board of Directors and will be responsible for the strategic direction of the Company, as well as oversight of the day to day operations of the Company. Mr. Hannibal’s salary will remain unchanged from his previous compensation.

Mr. Hannibal is a seasoned technology executive and entrepreneur, with nearly 30 years’ experience in SaaS and cloud technology, driving revenue, go-to-market strategies, business development and mergers and acquisitions. Mr. Hannibal joined the Company in January 2019 as its Chief Revenue Officer. In August 2020, He was promoted to President and COO. Prior to joining the Company, Mr. Hannibal was an executive at Primrose Solutions (the predecessor to SCWorx) which he joined in September of 2016. At Primrose, Mr. Hannibal was responsible for overseeing marketing, sales and operations, including executing the Company’s business plan. Mr. Hannibal has a successful track record of growth and management at both startup and national companies.

Prior to joining Primrose, Mr. Hannibal was the President and CEO of VaultLogix for thirteen years, a company he founded. VaultLogix was a private equity sponsored leading SaaS company in the cloud backup industry before being acquired by J2 Global, a publicly traded technology company ($3.2b market cap) focused on cloud services and digital media.

Item 8.01. Other Events

Company Regains Compliance with Nasdaq Listing Requirements

The Company has regained compliance with The Nasdaq Stock Market’s (“Nasdaq”) continued listing requirements regarding annual stockholder meetings and periodic reporting.

In a letter dated May 25, 2021, Nasdaq indicated that SCWorx has regained compliance with its continued listing requirements for periodic reporting as a result of the filing of the Company’s Annual Report on Form 10-K for the year ended December 31, 2020. In addition, the Company received a letter from Nasdaq on May 27, 2021 indicating that it has regained compliance with the annual meeting requirement as a result of having completed its Special Meeting in lieu of the Annual Meeting of Stockholders on May 24, 2021.

At this time, all deficiencies of which the Company has been notified have been rectified, and Nasdaq considers these matters closed. As such, SCWorx’s common stock continues to be listed and trading on Nasdaq under the symbol “WORX”.

On June 1, 2021, SCWorx Corp. issued the Press Release filed as Exhibit 99.1 to this Current Report.

Item 9.01. Financial Statements and Exhibits.

99.1	SCWorx Corp. Press Release Issued June 1, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 4, 2021

SCWorx Corp.

By:	/s/ Timothy A. Hannibal
Name:	Timothy A. Hannibal
Title:	Chief Executive Officer

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